UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire		03801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2016 the Nominations and Corporate Governance Committee recommended, and the Board of Directors unanimously agreed, that Peter Gibson and Benjamin E. Robinson III be appointed to the Board of Directors of Bottomline Technologies (de), Inc. (the “Company”) as a class II and III director, respectively, effective immediately and with terms expiring at the annual meetings of stockholders to be held in 2018 and 2016, respectively.

The Board has determined that each of Messrs. Gibson and Robinson is “independent” within the meaning of the NASDAQ Marketplace Rules and other governing laws and applicable regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Messrs. Gibson and Robinson will participate in the Company’s standard non-employee director compensation program which is described in the Company’s proxy statement filed October 9, 2015, including an award to each of 4,000 shares of the Company’s common stock. These shares were granted on May 20, 2016 and will vest in full on the one year anniversary of the date of grant.

Messrs. Gibson and Robinson will enter into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement will be substantially similar to the form of indemnification agreement that the Company has entered into with its other directors and provide that the Company shall indemnify the Indemnitees to the fullest extent permitted by Delaware law for claims arising in the director’s capacity as such, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with their service as a director and also provide for rights to advancement of expenses. The foregoing description of the Indemnification Agreement is qualified in its entirety by the full text of the form of indemnification agreement by and between the Company and each of its officers and directors, which is incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-25259), filed with the Securities and Exchange Commission on November 24, 2015.

In connection with these appointments, the Company also announced that current directors Mr. Daniel M. McGurl and Mr. James L. Loomis will not stand for re-election to the Company’s Board at its annual meeting in November, as part of a board refresh.

On May 23, 2016, the Company issued a press release announcing the above changes to the Board. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

May 24, 2016	By:	/s/ Eric K. Morgan
Eric K. Morgan
Senior Vice President, Global Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on May 23, 2016